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U.S. Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2003

Commission file number 1-12793

STARTEK, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	84-1370538
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Garfield Street, Denver, Colorado 80206
(Address of principal executive offices, Zip Code)

(303) 361-6000
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

ITEM 5. OTHER EVENTS

        The Board of Directors of StarTek, Inc. (the "Company") has approved amendments to the Company's Statement of Policies and Procedures Concerning Insider Trading in StarTek Securities to permit the Company's employees, officers and directors to enter into written trading plans complying with SEC Rule 10b5-1. The Company anticipates that, as permitted by the Company's policies and procedures concerning insider trading as amended, some or all of its officers, directors and other insiders may enter into Rule 10b5-1 compliant trading plans from time to time, and may purchase or sell the Company's common stock pursuant to such plans.

        William E. Meade Jr., President and Chief Executive Officer of the Company, has entered into such a Rule 10b5-1 compliant plan providing for the sale of up to 40,000 shares of the Company's common stock in order to achieve diversification and liquidity in his financial portfolio. The plan provides for the exercise of employee stock options held by Mr. Meade and the sale of the underlying shares of common stock, based on the market price of such common stock and subject to specified limitations. Exercises and sales, if any, according to this plan will begin as soon as September 15, 2003 and will terminate on December 31, 2003, unless terminated sooner in accordance with the terms of the plan. This plan was established outside of the "blackout period" imposed by the Company's policies and procedures concerning insider trading. In addition, Mr. Meade has informed the Company that he will publicly disclose any option exercises and stock sales made under the Rule 10b5-1 plan as required by the securities laws.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.
Date: September 12, 2003	By:	/s/ DAVID I. ROSENTHAL David I. Rosenthal Executive Vice President, Chief Financial Officer, Secretary, and Treasurer

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  ITEM 5. OTHER EVENTS
SIGNATURES